Exhibit h-1(b)

January 6, 2012

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Mailstop CPH0326

Boston, MA 02116

Attn: Fund Administration Legal Department

Ladies and Gentlemen:

Reference is made to the Administration Agreement between us dated as of March 31, 2010 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of one additional fund, namely the Wasatch Frontier Emerging Small Countries Fund (the “Additional Fund”).

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as Administrator with respect to the Additional Funds, and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of the enclosed Schedule A, returning one to me and retaining one copy for your records.

Very truly yours,

Russell L. Biles

Vice President

Exhibit h-1(b)

SCHEDULE A TO THE

ADMINISTRATION AGREEMENT

(as amended January 6, 2012)

LIST OF PORTFOLIOS

Wasatch Core Growth Fund

Wasatch Emerging India Fund

Wasatch Emerging Markets Small Cap Fund

Wasatch Frontier Emerging Small Countries Fund

Wasatch Global Opportunities Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch Heritage Growth Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund)

Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund)

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Ultra Growth Fund

Wasatch Strategic Income Fund

Wasatch World Innovators Fund (formerly Wasatch Global Science & Technology Fund)

Wasatch-1st Source Income Fund

Approved as of March 31, 2010

Amended as of March 8, 2011 to add Wasatch Emerging India Fund, to change names on Wasatch-1st Source Income Equity Fund, Wasatch-1st Source Long/Short Fund and Wasatch Global Science & Technology Fund, and to eliminate Wasatch Heritage Value Fund (liquidated July 15, 2010); Amended as of January 6, 2012 to add Wasatch Frontier Emerging Small Countries Fund.

Wasatch Funds Trust

By:
Name: Russell L. Biles
Title: Vice President

Accepted:

State Street Bank and Trust Company

By:
Name:
Title: